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                                                                     EXHIBIT 1.1

                                 EARTHWEB INC.

               1,300,000 Shares of Common Stock, $0.01 par value

                             Underwriting Agreement


                                                May [__], 1999


J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Volpe Brown Whelan & Company, LLC
Wit Capital Corporation
As Representatives of several underwriters listed in Schedule I hereto c/o J.P. Morgan Securities Inc.
  60 Wall Street
  New York, New York  10260

Ladies and Gentlemen:

     EarthWeb Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives") an aggregate of 750,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company and the stockholders of the Company named on Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 550,000 shares of common stock of the Company (the "Underwritten Shares") and the Selling Stockholders propose to sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 195,000 shares of common stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein
referred to as the "Shares".   The shares of common stock of the Company to be
outstanding after giving effect to the sale of the Shares are herein referred to as the "Common Stock".

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares. The registration
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statement as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospec tus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     The Company and each of the Selling Stockholders hereby agree with the Underwriters as follows:

     1. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share (the "Purchase Price") of $[______].

     In addition, the Selling Stockholders, as and to the extent indicated in
Schedule II hereto agree, severally and not jointly, to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 195,000 Option Shares for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares. The Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Selling Stockholders at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in connection with the sale of the Underwritten Shares by the several Underwriters. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto.

     The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and the Selling Stockholders. Such notice shall set forth the aggregate

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number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company with regard to payment to the Company and by each Selling Stockholder with regard to payment to such Selling Stockholder, in the case of the Underwritten Shares, on May [__], 1999, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

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     4.   (a) The Company represents and warrants to each Underwriter and the
Selling Stockholders that:

                (i) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; other than any such noncompliance, untrue statement or omission in a preliminary prospectus which has been corrected in the Prospectus; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company

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        in writing by such Underwriter through the Representatives expressly for use therein;

                (iii) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

                (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

                (v) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in

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        good standing would not have a material adverse effect on the Company;

                (vi) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                (viii) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company (including the shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, to which the Company, any of its subsidiaries or any of its controlling stockholders is a party, relating to the issuance of any capital stock of the Company or any of its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options;

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                (ix) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

                (x) neither the Company nor any of its subsidiaries is or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of their properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consum mation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, as may be required for the Underwriters to obtain from the National Association of Securities Dealers, Inc. (the "NASD") and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

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                (xi) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

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                (xii) the Company and its subsidiaries own no real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                (xiii) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                (xiv) except for EarthWeb LLC, Global Network Partners LLC Warburg, Pincus Ventures, L.P. ("Warburg"), Lloyd Linn, Diane Rickert and certain other persons described in the Prospectus under caption "Description of Capital Stock --Registration Rights," no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder, and each of EarthWeb LLC, GNP Warburg, Lloyd Linn, Diane Rickert and such other persons described in the Prospectus under caption "Description of Capital Stock-- Registration Rights," has duly

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        waived its registration rights with respect to the securities owned by them that are not being sold in the offering covered by the Registration Statement;

                (xv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                (xvi) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and D&L Online, Inc., are independent public accountants as required by the Securities Act;

                (xvii) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

                (xviii) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

                (xix) the Company and its subsidiaries own, possess or have obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as conducted as of the date hereof, and neither the Company nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and the Company and its subsidiaries are in compliance with all laws and regulations relating to the conduct of their business as conducted as of the date hereof, except to the extent that failure to so comply

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        would not, singly or in the aggregate, have a material adverse effect on the Company's and its subsidiaries, business, results of operations and financial condition, taken as a whole;

                (xx) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole;

                (xxi) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or its subsidiaries and their affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"), except to the extent that failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company's and its subsidiaries, business, results of operations and financial condition taken as a whole. No prohibited transaction, within the meaning of
        Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

                (xxii) other than as set forth or contemplated in the Prospectus, the Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, copyrights, trademarks, trade dress, service marks, trade names, technology, trade secrets and know-how (the "Intellectual Property") necessary to conduct their business in the manner described in the Prospectus and neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and neither the Company nor any of its subsidiaries is aware of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, trade dress, service marks, trade names, technology or know-how which could result in any material adverse effect upon the Company and its subsidiaries, taken as a whole; and the discoveries, inventions, products or processes of the Company and its subsidiaries necessary to conduct their business in the manner described in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any

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        right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company and its subsidiaries taken as a whole;

                (xxiii) the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                (xxiv) The unissued Shares issuable upon the exercise of options (the "Options") to be exercised by certain of the Selling Stockholders (the "Optionholders") have been duly and validly authorized and reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the Stock Option Agreements between the Company and such Selling Stockholders pursuant to which such Options were granted (the "Option Agreements") and will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus;

                (xxv) The Options were duly authorized and issued pursuant to the Option Agreements and constitute valid and binding obligations of the Company and the Optionholders are entitled to the benefits provided by the Option Agreements; the Option Agreements were duly authorized, executed and delivered and constitute valid and binding instruments enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Options and the Option Agreements conform to the descriptions thereof in the Prospectus;

                (xxvi) all outstanding shares of Common Stock held by the individuals and entities named on Schedule III hereto (except for

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        those shares held by such individuals and entities named on Schedule II hereto listed under the heading "Underwritten Shares" and, only in the event the Underwriters' exercise their option to purchase the Option Shares, those shares listed under the heading "Option Shares" on
        Schedule II hereto), and all securities convertible into or exercisable or exchangeable for Common Stock held by such individuals or entities, are subject to valid, binding and enforceable agreements (collectively, the "Lock-up Agreements") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectus without the prior written consent of J.P. Morgan Securities Inc.; and

                (xxvii) the Common Stock is authorized for listing on the Nasdaq National Market (as herein defined).

     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters that:

     (i) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, in the case of all Selling Stockholders other than Warburg (the "Individual Sellers"), the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, in the case of the Individual Sellers, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement and, in the case of the Individual Sellers, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered and are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms;

     (ii) the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and, in the case of the Individual Sellers, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or

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constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling
Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or a limited liability company agreement if such Selling Stockholder is a limited liability company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

     (iii) such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or Additional Closing Date, as the case may be, by such Selling Stockholder hereunder (other than the Shares to be issued upon exercise of options ("Options")), free and clear of all liens, encumbrances, equities or adverse claims; in the case of any Shares to be issued upon exercise of Options, such Selling Stockholder has good and valid title to such Options, free and clear of all liens, encumbrances, equities or adverse claims; and, upon payment for the Shares to be sold by the Selling Stockholders as provided herein, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and crediting of such Shares on the books of DTC to "securities accounts" (as defined in Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of the respective Underwriters (assuming that neither DTC nor any such Underwriter has "notice of any adverse claim" (as such phrase is defined in Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, (c) to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this representation and warranty, when such payment, delivery, registration and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC);

     (iv) such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (v) except as disclosed in the Prospectus, none of the Selling Stockholders either has or shares the power to vote, or to direct the voting of, or the power to dispose, or to direct the disposition of, any shares of Common Stock, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise;

     (vi) the Registration Statement and the Prospectus (as amended or supplemented) comply or will comply, as the case may be, in all material respects the Securities Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

     Each of the Individual Sellers represents and warrants that certificates in negotiable form (other than with respect to any Shares to be issued upon the exercise of Options), and each of the Individual Sellers who is selling Shares upon the exercise of Options represents and warrants that duly completed and executed irrevocable Option exercise notices in the forms specified by the relevant Option Agreement, in each case with respect to all of the Shares to be sold by such Selling Stockholders hereunder, have been placed in custody under a Custody Agreement relating to such Shares or Options, as the case may be, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to Jack D. Hidary, as custodian (the "Custodian"), and that such Individual Seller has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in
Schedule II hereto, and each of them, as such Individual Seller's Attorneys-in-fact (the "Attorneys-in-Fact" or any one of them the "Attorney-in Fact") with authority to execute and deliver this Agreement on behalf of such Individual Seller, to determine the purchase price to be paid by the Underwriters to the Individual Seller as provided herein, to authorize the delivery of the Shares to be sold by such Individual Seller hereunder, to authorize (if applicable) the exercise of the Options to be exercised with respect to the Shares to be sold by such Individual Seller hereunder and otherwise to act on behalf of such Individual Seller in connection with the transactions contemplated by this Agreement and the Custody Agreement.

     Each of the Individual Sellers specifically agrees that the Shares represented by the certificates or the irrevocable Option exercise notice, in either case held in custody for such Individual Seller under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Individual Seller for such custody, and the appointment by such Individual Seller of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Individual Sellers specifically agrees that the obligations of such Individual Seller hereunder shall not be terminated by operation of law, whether by the death or incapacity of any Individual Seller, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any Individual Seller or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Individual Seller in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     Warburg represents and warrants that certificates in negotiable form representing all of the Shares to be sold by Warburg hereunder, in the form heretofore furnished to you, will be duly executed and delivered by Warburg to you on the Closing Date or the Additional Closing Date, as the case may be.

     Warburg specifically agrees that its obligations hereunder shall not be terminated by operation of law, whether by the death or incapacity of any general partner or other employee of Warburg, or, by the dissolution of such partnership, or by the occurrence of any other event. If any executor or trustee should die or become incapacitated, or if such partnership should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of Warburg in accordance with the terms and conditions of this Agreement, as if such death, incapacity, termination, dissolution or other event had not occurred.

     5. (a) The Company covenants and agrees with each of the several Underwriters as follows:

                (i) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                (ii) to deliver, at the expense of the Company, to the Representatives four conformed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in
        Section 5 below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                (iii) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                (iv) to advise the Representatives promptly, and to confirm such advice in writing when the Registration Statement has become effective, (A) when any amendment to the Registration Statement has been filed or becomes effective, (B) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (E) of the occurrence of any event, within the period referenced in Section 5 below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (F) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                (v) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                (vi) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the

        Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                (vii) to make generally available to its security holders and to the Representatives as soon as reasonably practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of
        Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                (viii) during the period of five years after the date of this Agreement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                (ix) for a period of 90 days after the date of the initial public offering of the Shares not to (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities of the Company which are substantially similar to the Common Stock, including but not limited to any securities convertible into or exercisable or exchangeable for Common Stock, or that represent the right to receive Common Stock or any such substantially similar securities or (B) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities substantially similar to Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc., provided, however, the foregoing shall not prohibit (w) the issuance of Shares to be sold hereunder, (x) the issuance of stock options granted under existing director or employee stock option or stock purchase plans, (y) the issuance of any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans, or (z) the issuance of any shares of Common Stock upon the conversion or exchange of convertible, exercisable or exchangeable securities outstanding on the date hereof;

                (x) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                (xi) to use its best efforts to list the Shares being sold by the Company hereunder on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market");

                (xii) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (A) incident to the preparation, issuance, reregistration, transfer, execu tion and delivery of the Shares, (B) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (C) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (D) in connection with the listing of the Shares on the Nasdaq National Market, (E) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (F) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (G) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, the cost of preparing stock certificates and (H) the cost and charges of any transfer agent and any registrar; it is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     (b) Each of the Selling Stockholders covenants and agrees with each of the several Underwriters as follows:

                (i) to waive, and each of them hereby waives, in connection with the offering contemplated hereby the registration rights granted to them by the Company pursuant to the Registration Rights Agreement dated as of October 25, 1996, the Registration Rights Agreement dated February 2, 1999 or the Registration Rights Agreement dated March 19, 1999, as the case may be; and

                (ii) to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

     6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5 hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

                (b) the respective representations and warranties of the Company and the Selling Stockholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Stockholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii any intended or potential downgrading or (ii any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                (d) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (i) a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in Sections 6, 6, 6 and 6 (with respect to the respective representations, warranties, agreements and conditions of the Company) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement, and

        (ii) a Certificate of the Selling Stockholders satisfactory to the Representatives, to the effect set forth in Section 6(b) (with respect to the representations, warranties, agreements and conditions of the Selling Stockholders);

                (f) Morrison & Foerster LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                        (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken us in whole;

                        (iii) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, claims or encumbrances;

                        (iv) to such counsel's knowledge after due inquiry of officers of the Company (it being understood that for purposes of this opinion, due inquiry does not include any search of court or administrative records), there is no legal or governmental investigation, action, suit or proceeding pending, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which the property of the Company or any of its subsidiaries is or may be subject which is required to be described in the Registration Statement or the Prospectus and is not so described; and there is no statute, regulation, contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required, and all such contracts or other documents described in the Prospectus have been accurately described in all material respects;

                        (v) this Agreement has been duly authorized, executed and delivered by the Company;

                        (vi) the Company has authorized capital stock as set forth in the Prospectus;

                        (vii) all outstanding shares of the Company's Common Stock, $0.01 par value (including the Shares to be sold by the Selling Stockholders) have been duly authorized, validly issued and are fully paid and non-assessable;

                        (viii) the Shares to be sold by the Company hereunder
                have been duly authorized, and upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights;

                        (ix) the statements in the Prospectus (1) in the second sentence of the first paragraph and the third paragraph under the caption "Risk Factors --Misappropriation of our intellectual property could harm our reputation, affect our competitive position and cost us money" and the third and fifth sentence under the caption "Business -- Intellectual Property" are, to the best of such counsel's knowledge, an accurate summary of the matters set forth therein, provided that with respect to the second sentence in the first paragraph and the third and fourth sentences of the third paragraph under the caption
                "Risk Factors --Misappropriation of our intellectual property could harm our reputation, affect our competitive position and cost us money" and the fifth sentence under the caption "Business -- Intellectual Property," such counsel is only aware that the Company has obtained the service mark registrations for "EarthWeb" and its related logo (the "Fang Logo Design") and has applied for the registration of the service marks "developer.com" and "developerdirect", (2) under "Management -- Employment and Consulting Agreements; and -- Benefit Plans," insofar as such statements constitute a summary of the legal documents or agreements referred to therein, fairly present the information called for with respect to such documents or agreements, and (3) under "Description of Capital Stock," insofar as such statements constitute a summary of the terms of the Common Stock, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

                        (x) the Registration Statement, as of the effective date thereof, and the Prospectus, at the time it was filed pursuant to Rule 424(b) under the Act and as of the date of such opinion, complied as to form in all material respects with the requirements of the Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which such counsel need express no opinion);

                        (xi) the issue and sale of the Shares, the execution and delivery of this Agreement and the performance by the Company of its terms do not violate or result in a violation of the Company's or any of its subsidiaries' Certificate of Incorporation or By-Laws, any applicable law, statute, rule or regulation or any judgment, order or decree, known to such counsel, of any court, governmental agency or body or arbiter having jurisdiction over the Company or any of its subsidiaries or their respective properties, and, to such counsel's knowledge, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement to which the Company or any of its subsidiaries is a party or by which any of their respective properties are bound;

                        (xii) no authorization, approval, consent, order, license, registration or qualification of any court or governmental authority or agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Securities

                Act, those that the Underwriters need to obtain from the NASD and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                        (xiii) the Company is not and, after giving effect to
                the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act;

                        (xiv) to such counsel's knowledge, the Company and its subsidiaries own, possess or have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their respective material properties and to carry on their respective business substantially as conducted as of the date hereof, and, to such counsel's knowledge, neither the Company nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization and, to such counsel's knowledge, the Company and its subsidiaries are in compliance with all material laws and regulations relating to the conduct of their respective business substantially as conducted as of the date of the Prospectus; and

                        (xv) any real property and buildings held under a lease governed by New York law by the Company or any of its subsidiaries is held by such company under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, as applicable.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to such counsel's attention that leads them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable, at the time it was filed with the Commission pursuant to Rule 424(b) under the

Securities Act or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements (including footnotes), supporting schedules, and other financial and statistical information contained in the Registration Statement or Prospectus). With respect to the foregoing opinion, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of Morrison & Foerster LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (g) Morrison & Foerster LLP, counsel for the Selling Stockholders shall have furnished to the Representatives their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                (ii) the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Individual Sellers and are the valid and binding agreements of the Individual Sellers, enforceable in accordance with their terms;

                (iii) each of the Selling Stockholders is the sole record owner of the number of Shares to be sold by the respective Selling Stockholder, and upon crediting of the Shares to J.P. Morgan Securities Inc.'s account at the Depository Trust Company and payment by J.P. Morgan, on behalf of the Underwriters, for the Shares to be sold by each Selling Stockholder to the Underwriters in accordance with the Underwriting Agreement, no action based on an adverse claim (as such term is defined in Section 8-102 of the New York UCC) to the Shares, whether named in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted against the Underwriters, assuming that the Underwriters acquire such Shares without notice of any adverse claim (as such term is used in Section 8-502 of the New York
        UCC).

                (iv) the sale of the Shares and the execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their obligations under, this Agreement and, in the case of the Individual Sellers, the Power of Attorney and the Custody Agreement, and the consummation of the transactions contemplated herein and therein, as the case may be, (A) have been duly authorized on the part of each of the Selling Stockholders that is a signatory thereto and
        (B) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the material property or assets of such Selling Stockholder is subject, nor will any such action result in any material violation of the partnership agreement if such Selling Stockholder is a partnership or a limited liability agreement if such Selling Stockholder is a limited liability company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its material properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of a Selling Stockholder and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate or other existence or good standing of a Selling Stockholder. For the Selling Stockholders other than Jack
D. Hidary, Murray Hidary, Nova Spivack and Warburg, Pincus Ventures, L.P., such counsel shall be entitled to rely, without further investigation, solely upon the representations and warranties of such Selling Stockholder contained in their respective Custody Agreement and in this Agreement, stating in such connection that nothing has come to such counsels' attention that causes them to believe that they and the Underwriter are not justified in relying on such representations and warranties. The opinion of such counsel for the Selling Stockholders shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     (h) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

     (i) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (j) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

     (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

     (l) the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of the individuals and entities described in
Section 4(a)(xxiv) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

     7. The Company agrees to indemnify and hold harmless (i) each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and
(ii) Warburg and each person, if any, who controls Warburg within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange

Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused, in the case of any Underwriter, by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, and in the case of Warburg, by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to Warburg furnished to the Company in writing by Warburg expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus was not sent to or given by or on behalf of such Underwriter to such person, if required by law so to have delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

     Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless (i) each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and (ii) the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter and Warburg, but only with reference to information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and (ii) each of the Selling Stockholders and each person who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter and Warburg, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (the "Indemnifying Person") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by such Selling Stockholder. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

     If the indemnification provided for in the first four paragraphs of this
Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appro priate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Stockholders or the

Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to con tribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

     8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

     9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and, with respect to the Option Shares, the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder. In any such case either the Representative or the Company (and, in the case of the Option Shares, the Selling Stockholders) shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing
Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated pursuant to this Section 9, the Company shall not then be liable to any Underwriter except as provided in Sections 5(a)(xii) and 7 hereof.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Stockholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company and the Selling Stockholders agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: 212-648-5708); Attention: Syndicate Department. Notices to the Company shall be given to it at EarthWeb Inc., 3 Park Avenue, New York, New York 10016, (telefax: 212-725-6559); Attention: Irene Math. Notices to the Selling Stockholders shall be given to them c/o EarthWeb Inc. at the foregoing address and telefax number.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                         Very truly yours,

                         EARTHWEB INC.



                         By:
                            -----------------------------------
                            Name:
                            Title:

                         WARBURG, PINCUS VENTURES, L.P.
                         By: Warburg, Pincus & Co., its general
partner


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         Selling Stockholders


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         By:
                            -----------------------------------
                            Name:
                            Title:

                    As Attorney-in-Fact acting on behalf of each of the
                        indicated Selling Stockholders named in Schedule II to this Agreement.


Accepted: ________________, 1999

J.P. Morgan Securities Inc.
Bear Stearns & Co. Inc.

Volpe Brown Whelan & Company, LLC
Wit Capital Corporation

Acting severally on behalf of themselves and the several Underwriters listed in
   Schedule I hereto.

By:  J.P. Morgan Securities Inc.

Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.



By:
     -----------------------------------
     Title:

                                                                      SCHEDULE I

            Underwriter                 Number of Shares
                                        To Be Purchased
J.P. Morgan Securities Inc. ...........
Bear Stearns & Co. Inc. ...............
Volpe Brown Whelan & Company, LLC .....
Wit Capital Corporation................


                                            ---------

                                            ---------
     Total                                  1,300,000

                                                                     SCHEDULE II


                             Number of         Number of
 Selling Stockholders   Underwritten Shares  Option Shares
 --------------------   -------------------  -------------






* Attorney-in-fact: Jack D. Hidary

                                                                    SCHEDULE III


                               LOCK-UP AGREEMENTS

 --------------------------
 Stockholders/Optionholders